Exhibit 4.1
EXECUTION COPY

FIFTH AMENDMENT AND SUPPLEMENT TO
AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT
AND AMENDMENT AND SUPPLEMENT
TO SERIES SUPPLEMENTS

This FIFTH AMENDMENT AND SUPPLEMENT TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT AND AMENDMENT AND SUPPLEMENT TO SERIES SUPPLEMENTS, dated as of October 1, 2000 (this "Fifth Amendment and Supplement"), is among Household Affinity Funding Corporation, a Delaware corporation ("HAFC"), Household Finance Corporation, a Delaware corporation (the "Servicer"), The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the "Trustee"), and Household Affinity Funding Corporation II, a Delaware corporation, ("HAFC II"). This Amendment and Supplement amends and supplements the Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 1993 (as amended, the "Pooling and Servicing Agreement", together with this Fifth Amendment and Supplement, the "Amended and Supplemented Pooling and Servicing Agreement"); and the Series 1993-2 Supplement, dated as of November 1, 1993, the Second Amended and Restated Series 1993-B Supplement, dated as of December 18, 1996, Series 1996-A Supplement, dated as of March 15, 1996, the Series 1996-B Supplement, dated as of June 17, 1996, the Series 1997-1 Supplement, dated as of March 1, 1997, the Series 1997-A Supplement, dated as of June 25, 1997, the Series 1998-A Supplement, dated as of March 24, 1998, the Series 1998-1 Supplement, dated as of September 1, 1998, the Series 1999-A Supplement, dated as of February 5, 1999, the Series 1999-B Supplement, dated as of March 30, 1999, the Series 1999-D Supplement, dated as of September 9, 1999, the Series 1999-E Supplement, dated as of November 18, 1999, the Series 2000-A Supplement, dated as of April 21, 2000 and the Series 2000-B Supplement, dated as of July 14, 2000 (each, a "Supplement" and collectively, the "Supplements" and with this Fifth Amendment and Supplement, the "Amended Supplements"), each among HAFC, the Servicer and the Trustee.

RECITALS

1. HAFC, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement and the Supplements. By this Fifth Amendment and Supplement, HAFC II replaces HAFC as a party to the Pooling and Servicing Agreement and the Supplements and assumes all of the rights and obligations (including all obligations to convey and grant a security interest in the Trust Assets) of HAFC therein. HAFC II hereby acknowledges and confirms its conveyance of and grant of a security interest in the Trust Assets pursuant to the Pooling and Servicing Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement and the Supplements.

2. Pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, HAFC has delivered to the Trustee an Officers Certificate, dated the date of this Fifth Amendment and Supplement, stating that HAFC reasonably believes that this Fifth Amendment and Supplement will not have an Adverse Effect.

3. The Parties to the Pooling and Servicing Agreement have satisfied all conditions precedent contained in the Pooling and Servicing Agreement and the Supplements to entering into this Fifth Amendment and Supplement.

4. Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

AMENDMENTS
1. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by adding the following definition of Receivable Seller:
"Receivable Seller" shall mean Household Receivables Acquisition Company II and any other seller of Receivables to the Seller.
2. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Bank" and inserting in lieu thereof the following:

"Bank" shall mean Household Bank (SB), N.A., and its successors and permitted assigns and/or any transferee of the Accounts from such bank and any other originator of Accounts which transfers receivables directly or indirectly to the Seller.

3. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Bank Purchase Agreement" and inserting in lieu thereof the following:

"Bank Purchase Agreement" shall mean the receivables purchase agreement dated as of April 30, 1993, between Household Bank (SB), N.A. (as successor in interest to Household Bank, f.s.b.) and the Seller, as amended from time to time, the receivables purchase agreement dated as of October 1, 2000, between Household Receivables Acquisition Company II and the Seller, as amended from time to time, and includes any receivables purchase agreement, substantially in the form of such agreements entered into between the Seller and a Bank and/or a Receivables Seller in the future.

4. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Credit Card Guidelines" and inserting in lieu thereof the following:

"Credit Card Guidelines" shall mean the respective policies and procedures of the Bank, any Additional Seller, the Servicer, and/or any other Receivables Seller, as the case may be, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts or, in the case of a Receivables Seller, that has only a portion of its portfolio subject to a Bank Purchase Agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables created thereunder.

5. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting clause (g) in the definition of "Eligible Account" and inserting in lieu thereof the following:
(g) does not have receivables which have been sold or pledged by the Bank to any other party other than a Receivables Seller that has entered into a Bank Purchase Agreement;
6. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting clauses (i) and (j) in the definition of "Eligible Receivable" and inserting in lieu thereof the following:
(i) as to which, at the time of transfer to the Trust, the Seller, the Bank or other Receivables Seller, as the case may be, have satisfied all their obligations required to be satisfied by such time;

(j) as to which, at the time of transfer to the Trust, none of the Seller, the Bank or any other Receivables Seller, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Noteholders therein; and

7. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Seller" and inserting in lieu thereof the following:

"Seller" shall mean Household Affinity Funding Corporation II, a wholly owned special purpose subsidiary of Household Finance Corporation and incorporated in the State of Delaware, or its successor under this Agreement and any Additional Seller.

8. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "HAFC Seller Certificate" and inserting in lieu thereof the following:

"HAFC II Seller Certificate" shall mean the Seller Certificate, dated October 1, 2000, executed by Household Affinity Funding Corporation II and authenticated by the Trustee, as the same may be modified in accordance with the terms of such Seller Certificate.

9. Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition of "Servicing Fee" and inserting in lieu thereof the following:
"Servicing Fee" shall have the meaning specified in Section 3.02.
10. Section 2.01 of the Pooling and Servicing Agreement is hereby amended by deleting the third sentence of the first paragraph thereof and inserting in lieu thereof the following:

The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, or any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Bank, the Seller, any Additional Seller, any Receivables Seller, or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

11. Section 2.07(h) of the Pooling and Servicing Agreement is hereby amended by deleting "the Bank" and inserting in lieu thereof "Household Finance Corporation."
12. Section 2.08 of the Pooling and Servicing Agreement is hereby amended by deleting the introductory paragraph of such section and inserting the following:

Section 2.08 Covenants of the Seller with Respect to Bank Purchase Agreements. The Seller, in its capacity as purchaser of the Receivables from the Bank or a Receivables Seller pursuant to a Bank Purchase Agreement hereby covenants that the Seller will at all times enforce the covenants and agreements of the Bank or such other Receivables Seller in such Bank Purchase Agreement, including, without limitation, covenants to the effect set forth below only to the extent to which they are enforceable against the Bank or other Receivables Seller pursuant to such Bank Purchase Agreement:

13. Section 2.08 of the Pooling and Servicing Agreement is hereby amended by deleting clause (b) thereof and inserting the following:

(b) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (a) above, the Bank and/or Receivables Seller (solely with respect to the Credit Card Guidelines), as the case may be, may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines of the Bank or the Receivables Seller, as the case may be, in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by paragraph (a) above, the Bank and/or Receivables Seller as the case may be, will not take any action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, the Bank or such other Receivables Seller reasonably believes will have a material adverse effect on the Investor Certificateholders.

14. Section 2.08 of the Pooling and Servicing Agreement is hereby amended by inserting "or a Receivables Seller" after "the Bank" in the last sentence of the last paragraph.
15. Section 2.09(c)(v) of the Pooling and Servicing Agreement is hereby amended by inserting ", a Receivables Seller" after "the Bank."
16. Section 2.09(c)(iv) of the Pooling and Servicing Agreement is herby amended by inserting ", a Receivables Seller" after "the Bank."

17. Section 2.11 of the Pooling and Servicing Agreement is hereby amended by deleting "(a) the Seller and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust" and inserting in lieu thereof "(a) except as prohibited by any such order, the Seller agrees to allocate and pay, and the Servicer agrees to allocate, to the Trust."

18. Section 3.01(e) of the Pooling and Servicing Agreement is hereby amended by deleting "income and franchise taxes" and inserting in lieu thereof "income, franchise or other taxes."
19. Section 3.02 of the Pooling and Servicing Agreement is hereby amended by deleting Section 3.02 in its entirety and replacing it with the following:

Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates (as defined in the related Supplement) with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Invested Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period prior to the termination of the Trust pursuant to 12.01. The share of the Servicing Fee allocable to a particular Series with respect to any Due Period (the "Monthly Servicing Fee") will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Due Period not so allocated to any particular Series shall be paid by the holders of the Seller Certificates on the related Distribution Date and in no event shall the Trust, the Trustee, the Certificateholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Due Period to be paid by the holders of the Seller Certificates.

20. Section 3.03 of the Pooling and Servicing Agreement is amended to add the following clause (m) after clause (1):

(m) Credit Card Guidelines. Subject to compliance with all Requirements of Law, the Servicer may change the applicable Credit Card Guidelines of the Servicer in any respect (including the calculation of the amount or the timing of charge-offs). Notwithstanding the above, unless required by Requirements of Law, the Servicer will take no action with respect to the applicable Credit Card Guidelines of the Servicer, which, at the time of such action, the Servicer reasonably believes will have a material adverse effect on the Investor Certificateholders.

21. Section 4.03(a) of the Pooling and Servicing Agreement is hereby amended by inserting at the end of the fourth sentence "and pay such amounts in accordance with this Agreement and the applicable Supplement."

22. Section 4.02 of the Pooling and Servicing Agreement is hereby amended by deleting the third sentence in the last paragraph thereof and inserting at the end of such Section 4.02 the following:

The Trustee shall hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (i) such investment property shall at all times be credited to a securities account of the Trustee, (ii) all property credited to each such securities account shall be treated as financial assets, (iii) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to each such securities account, (iv) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (v) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (vi) each such securities account and all property credited to each such securities account shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), and (vii) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York. The Trustee shall maintain possession of each other Eligible Investment not described in the preceding sentence. Except as permitted in this paragraph, the Trustee shall not hold any Eligible Investment through an agent or nominee. Each term used in this paragraph and defined in the New York Uniform Commercial Code (the "NYUCC") shall have the meaning set forth in the NYUCC.

23. Section 13.02(d) of the Pooling and Servicing Agreement is hereby amended by deleting "The Servicer" and inserting in lieu thereof "The Seller."
24. Section 13.17 of the Pooling and Servicing Agreement is hereby amended by deleting "and Servicers."

25. Each Supplement is hereby amended as follows: HAFC II shall replace HAFC as the Seller under each Supplement and all references to Seller, Household Affinity Funding Corporation or HAFC or other similar references to the Seller in each Supplement shall refer to HAFC II.

SUPPLEMENT TO POOLING AND SERVICING AGREEMENT
AND SERIES SUPPLEMENTS

HAFC II hereby assumes the performance of every covenant and obligation and succeeds to all rights of the Seller or HAFC under the Pooling and Servicing Agreement and each Supplement and agrees that it will be bound by the provisions of the Pooling and Servicing Agreement and each Supplement and will perform in accordance with the terms thereof all of the obligations which are required to be performed by it as a Seller. HAFC hereby relinquishes all rights and obligations under the Pooling and Servicing Agreement and the Supplements to HAFC II.

MISCELLANEOUS
1. This Fifth Amendment and Supplement shall be effective upon the execution hereof by the parties hereto.
2. All representations and warranties of HAFC under the Pooling and Servicing Agreement and each Supplement are true and correct as to HAFC II.

3. The Pooling and Servicing Agreement and each Supplement are hereby amended by providing that all references therein to the "Pooling and Servicing Agreement," "Series 1993-2 Supplement," "Series 1993-B Supplement," "Series 1996-A Supplement," "Series 1996-B Supplement," "Series 1997-1 Supplement," "Series 1997-A Supplement," "Series 1998-A Supplement," "Series 1998-1 Supplement," "Series 1999-A Supplement," "Series 1999-B Supplement," "Series 1999-D Supplement," "Series 1999-E Supplement," "Series 2000-A Supplement," "Series 2000-B Supplement, "Supplement," "this Agreement," "hereby," "hereof" and "herein" shall be deemed from and after the effective date of this Fifth Amendment and Supplement to be a reference to the Amended and Supplemented Pooling and Servicing Agreement or the respective Amended Supplements, as the case may be. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement and the Supplements shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Fifth Amendment and Supplement shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement or the Supplements.

4. Counterparts. This Fifth Amendment and Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

5. GOVERNING LAW. THIS FIFTH AMENDMENT AND SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(Signature Page Follows)

IN WITNESS WHEREOF, HAFC, HAFC II, the Servicer and the Trustee have caused this Amendment and Supplement to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

HOUSEHOLD FINANCE CORPORATION,
AS SERVICER

By: /s/ B. B. Moss, Jr.
Name: B. B. Moss, Jr.
Title: Vice President & Treasurer

HOUSEHOLD AFFINITY FUNDING CORPORATION,

By: /s/ P. L. Krupowicz
Name: P.L. Krupowicz
Title: Vice President & Assistant Treasurer

HOUSEHOLD AFFINITY FUNDING CORPORATION II

By: /s/ S. H. Smith
Name: S. H. Smith
Title: Vice President & Assistant Treasurer

THE BANK OF NEW YORK, AS TRUSTEE

By: /s/ J. Bobko
Name: J. Bobko
Title: Assistant Treasurer